UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported):   August 30, 2002

AMERICAN RESTAURANT GROUP, INC.

(Exact name of registrant as specified in its chapter)

Delaware	33-48183	33-0193602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4410 El Camino Real, Suite 201		94022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(650) 949-6400

N/A
(Former name or former address, if changed since last report)

Item 4.    Changes in Registrant’s Certifying Accountant.

(b)         New independent accountants

ARG engaged PricewaterhouseCoopers LLP (“PWC”) as its new independent accountants as of August 30, 2002.  ARG’s Board of Directors approved the action upon recommendation by ARG’s Audit Committee.

During the ARG’s two most recent fiscal years and through August 30, 2002, ARG has not consulted with PWC regarding any matters or events reportable under Item 304(a)(2)(i) or (ii) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Restaurant Group, Inc.

Date: September 4, 2002	By: /s/ Ralph S. Roberts
Ralph S. Roberts Chief Executive Officer